UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 29, 2005

ZILA, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-17521 (Commission File Number)	86-0619668 (I.R.S. Employer Identification No.)

5227 North 7th Street, Phoenix, Arizona 85014-2800
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code (602) 266-6700

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form is intended to simultaneously satisfy the filing obligation of the registrant under the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFD 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
SIGNATURES

Item 1.01. Entry into a Material Definitive Agreement.

     In connection with the new accounting rules regarding expensing of stock options (Statement of Financial Accounting Standard No. 123R), the Board of Directors approved the immediate vesting of all outstanding and unvested stock options previously granted under the Company’s Stock Award Plan to officers and employees, for which the option exercise price was above the closing price for the Company’s Common Stock on April 29, 2005. On such date, the closing price was $3.09. Options held by non-employee directors are excluded from this acceleration. In light of the new accounting regulation, the Board of Directors took this action with the belief that it will reduce the Company’s reported compensation expense in future periods.

     The following table sets forth the number of shares which became exercisable for each executive officer and all other employees of the Company as a result of the acceleration:

Executive Officers

Name	Title
Douglas D. Burkett, Ph.D	President, Chairman and Chief
	Executive Officer	213,333

Andrew A. Stevens	Chief Financial Officer	166,666

Gary V. Klinefelter	Vice President and General Counsel	100,000

Betty J. Pecha	Vice President and Corporate Secretary	42,972

Diane E. Klein	Vice President and Treasurer	40,000

All other employees		581,232

Total		1,144,203

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZILA, INC.
Dated: May 4, 2005	By:	/s/ Andrew A. Stevens
Andrew A. Stevens
Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

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